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                                                                   EXHIBIT 23(i)
                                                                   -------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 28, 1996, included and incorporated by reference in Manor Care, Inc.'s Form 10-K for the year ended May 31, 1996, our report dated August 8, 1996 included in the Manor Care, Inc. Retirement Savings & Investment Plan's Form 11-K for the year ended December 31, 1995 and to all references to our Firm incorporated by reference in this registration statement.



                                                 /s/ Arthur Andersen LLP
                                                 ------------------------------
                                                 ARTHUR ANDERSEN LLP



Washington, D.C.
November 21, 1996